JOHN HANCOCK STRATEGIC SERIES


                                  Abolition of
                      John Hancock Independence Equity Fund
                                       and
                           John Hancock Utilities Fund
                                (each the "Fund")

                        Class A Shares and Class B Shares


     The undersigned, being a majority of the Trustees of John Hancock Strategic Series, a Massachusetts business Trust (the "Trust"), acting pursuant to the Amended and Restated Declaration of Trust dated September 21, 1993 of the Trust, as amended from time to time (the "Declaration of Trust"), do hereby abolish the John Hancock Independence Equity Fund (Class A Shares and Class B Shares) and the John Hancock Utilities Fund (Class A Shares and Class B Shares) and in connection therewith do hereby extinguish any and all rights and preferences of such John Hancock Independence Equity Fund, Class A Shares and Class B Shares, and John Hancock Utilities Fund, Class A Shares and Class B Shares, as set forth in the Declaration of Trust and the Trust's Registration Statement on Form N-1A. The abolition of each Fund is effective as of August 30, 1996.

     The Declaration of Trust is hereby amended to the extent necessary to reflect the abolition of the John Hancock Independence Equity Fund (Class A Shares and Class B Shares) and the John Hancock Utilities Fund (Class A Shares and Class B Shares).

     Capitalized terms not otherwise defined shall have the meaning set forth in the Declaration of Trust.

     IN WITNESS WHEREOF, the undersigned have executed this instrument as of this 27th day of August, 1996.



/s/Dennis S. Aronowitz                                 /s/William F. Glavin
---------------------------                            -------------------------
Dennis S. Aronowitz                                    William F. Glavin

/s/Edward J. Boudreau, Jr.                             /s/Anne C. Hodsdon
---------------------------                            -------------------------
Edward J. Boudreau, Jr.                                Anne C. Hodsdon

/s/Richard P. Chapman, Jr.                             /s/John A. Moore
---------------------------                            -------------------------
Richard P. Chapman, Jr.                                John A. Moore

/s/William J. Cosgrove                                 /s/Patti McGill Peterson
---------------------------                            -------------------------
William J. Cosgrove                                    Patti McGill Peterson

/s/Douglas M. Costle                                   /s/John W. Pratt
---------------------------                            -------------------------
Douglas M. Costle                                      John W. Pratt

/s/Leland O. Erdahl                                    /s/Richard S. Scipione
---------------------------                            -------------------------
Leland O. Erdahl                                       Richard S. Scipione

/s/Richard A. Farrell                                  /s/Edward J. Spellman
---------------------------                            -------------------------
Richard A. Farrell                                     Edward J. Spellman

/s/Gail D. Fosler
---------------------------
Gail D. Fosler



     The Declaration, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his/her duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.

COMMONWEALTH OF MASSACHUSETTS       )
                                    )ss
COUNTY OF SUFFOLK                   )



     Then personally appeared the above-named Dennis S. Aronowitz, Edward J. Boudreau, Jr., Richard P. Chapman, Jr., William J. Cosgrove, Douglas M. Costle, Leland O. Erdahl, Richard A. Farrell, Gail D. Fosler, William F. Glavin, Anne C. Hodsdon, John A. Moore, Patti McGill Peterson, John W. Pratt, Richard S. Scipione, and Edward J. Spellman, who acknowledged the foregoing instrument to be his or her free act and deed, before me, this 27th day of August, 1996.


                                                /s/ Anne Marie White
                                                --------------------------
                                                Notary Public

                                                My commission expires:  10/20/00